Exhibit 3.7(i)

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “DIEBOLD SST HOLDING COMPANY, INC.”, FILED IN THIS OFFICE ON THE SECOND DAY OF JANUARY, A.D. 1998, AT 4:30 O’CLOCK P.M.

	Edward J. Freel, Secretary of State
2841506 8100	AUTHENTICATION:	8851850

981002191	DATE:	01-07-98

Jan. 2, 1998 4:02PM DIEBOLD LEGAL	No. 1389 P. 2 /3

CERTIFICATE OF INCORPORATION

OF

DIEBOLD SST HOLDING COMPANY, INC.

A STOCK CORPORATION

I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST: The name of the corporation (the “Corporation”) is DIEBOLD SST HOLDING COMPANY, INC.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares which the Corporation shall have authority to issue is three thousand (3,000) shares of Common Stock, with no par value.

FIFTH: Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

SIXTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

SEVENTH: Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

EIGHTH: In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly

Jan. 2, 1998 4:02PM DIEBOLD LEGAL	No. 1389 P. 3 /3

authorized to make, alter, amend or repeal the bylaws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional bylaws and may alter, amend or repeal any bylaw whether adopted by them or otherwise. The Corporation may in its bylaws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

NINTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

TENTH: The name and mailing address of the sole incorporator is Charee Francis-Vogelsang, P. O. Box 3077, North Canton, Ohio 44720-8077.

IN WITNESS WHEREOF, I the undersigned, being the sole incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 2ND day of January, 1998.

Charee Francis-Vogelsang
Sole Incorporator

2.

CERTIFICATE OF INCORPORATION

OF

DIEBOLD SST HOLDING COMPANY, INC.

A STOCK CORPORATION

I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST: The name of the corporation (the “Corporation”) is DIEBOLD SST HOLDING COMPANY, INC.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares which the Corporation shall have authority to issue is three thousand (3,000) shares of Common Stock, with no par value.

FIFTH: Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

SIXTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

SEVENTH: Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

EIGHTH: In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional bylaws and may alter, amend or repeal any bylaw whether adopted by them or otherwise. The Corporation may in its bylaws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

NINTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

TENTH: The name and mailing address of the sole incorporator is Charee Francis-Vogelsang, P. O. Box 3077, North Canton, Ohio 44720-8077.

IN WITNESS WHEREOF, I the undersigned, being the sole incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 2ND day of January, 1998.

Charee Francis-Vogelsang
Sole Incorporator

2.

DIEBOLD SST HOLDING COMPANY, INC.

Written Action of Sole Incorporator Without A Meeting

In lieu of a meeting and in accordance with Section 108(c) of the General Corporation Law of the State of Delaware, the undersigned, being the Sole Incorporator of [COMPANY NAME], a Delaware Corporation (“Corporation”), hereby consents in writing to the adoption of the following resolutions:

RESOLVED, that a certified copy of the Certificate of Incorporation be filed in the minute book of the Corporation.

RESOLVED, that the names and mailing addresses of the persons who were to serve as Directors of the Corporation until their successors were elected and qualified were not set forth in the Certificate of Incorporation, and that the following persons are hereby elected to serve as Directors of the Corporation for the terms provided by, and in accordance with, the Bylaws:

Gregg A. Searle

Gerald F. Morris

Warren W. Dettinger

c/o Diebold, Incorporated

P. O. Box 8230

Canton, Ohio 44711-8230

WHEREAS the Sole Incorporator has completed the duties imposed upon her as the signer of the Certificate of Incorporation, her association with the Corporation is hereby terminated.

Dated as of the 2nd day of January, 1998.

Charee Francis-Vogelsang
Sole Incorporator